Exhibit 10.1
PARKER-HANNIFIN CORPORATION
AMENDED AND RESTATED 2016 OMNIBUS STOCK INCENTIVE PLAN
This Parker-Hannifin Corporation Amended and Restated 2016 Omnibus Stock Incentive Plan (the “Plan”) has been approved by the Human Resources and Compensation Committee of the Board of Directors (the “Committee”) of Parker-Hannifin Corporation (the “Company”) on August 15, 2019 and shall be effective October 23, 2019, subject to and contingent upon its approval by the Company’s shareholders.
A.The shareholders of the Company approved the Parker-Hannifin Corporation 2016 Omnibus Stock Incentive Plan (the “2016 Omnibus Plan”) on October 26, 2016, after which the 2016 Omnibus Plan was amended to apply a one-year minimum Service requirement to stock options and stock appreciation rights effective April 19, 2017.
B. 16,000,000 shares of Common Stock of the Company were initially reserved for issuance under the 2016 Omnibus Plan, in addition to shares then subject to outstanding awards under the Company’s 2009 Omnibus Stock Incentive Plan (the “2009 Plan”) which were subsequently cancelled or forfeited.
C. As of August 23, 2019, there remain 7,389,238 shares of Common Stock of the Company available for issuance under the 2016 Omnibus Plan and the shares subject to awards under the 2009 Plan have been exhausted.
D. Under section 17 of the 2016 Omnibus Plan, the Committee generally has the authority to amend and modify the 2016 Omnibus Plan for any purpose permitted by law (unless it would materially adversely affect the right of a participant for previously granted awards and subject to shareholder approval when required).
E. The Committee has concluded that it is necessary and appropriate to amend and restate the 2016 Omnibus Plan to: (1) increase the number of shares available to be awarded thereunder, and (2) modify the fungible share ratio from 3.69 shares for every share subject to a full value award to 4.07 shares for every share subject to such an award, and to seek approval for such amendment and restatement from the shareholders of the Company.
F. The Company hereby amends and restates the 2016 Omnibus Plan to read as follows:
1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.1 Establishment; Amendment and Restatement. The 2016 Omnibus Stock Incentive Plan was previously established effective as of October 26, 2016, the date of approval of the Plan at the Company’s 2016 annual meeting of shareholders (the “2016 Approval Date”). This Amended and Restated 2016 Omnibus Stock Incentive Plan is effective October 23, 2019 (the “2019 Approval Date”).
1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Company and its Subsidiaries by motivating such persons to contribute to the growth and profitability of the Company and its Subsidiaries. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.
1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that, to the extent required by applicable law, all Awards shall be granted, if at all, within ten (10) years from the 2016 Approval Date.

Exhibit 10.1
2. DEFINITIONS AND CONSTRUCTION.
2.1 Definitions. The following terms shall have their respective meanings set forth below:
(a) Award means any Option, Stock Appreciation Right, Restricted Stock Award, Unrestricted Stock Award, Restricted Stock Unit or Dividend Equivalent Right granted under the Plan.
(b) Award Agreement means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.
(c) Board means the Board of Directors of the Company.
(d) Cause means:
(i) a material breach by a Participant of the duties and responsibilities of the Participant (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Participant’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; or
(ii) the commission by the Participant of a felony involving moral turpitude.
The determination of Cause shall be made by the Committee in its sole discretion and shall be final and conclusive. The Company must notify the Participant that it believes “Cause” has occurred within ninety (90) days of its knowledge of the event or condition constituting Cause.
(e) Change in Control means the occurrence of one of the following events:
(i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (A) an acquisition by the Company or any Subsidiary; (B) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; (C) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) a Non-Control Transaction (as defined in paragraph (iii)); (E) as pertains to an individual Participant, any acquisition by the Participant or any group of persons (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) including the Participant (or any entity in which the Participant or a group of persons including the Participant, directly or indirectly, holds a majority of the voting power of such entity’s outstanding voting interests); or (F) the acquisition of Company Voting Securities from the Company, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i);
(ii) individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided, that any person becoming a

Exhibit 10.1
director subsequent to the beginning of such twenty-four (24) month period, whose election, or nomination for election, by the Company’s shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

(iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any Subsidiary that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a “Business Combination”), unless (A) immediately following such Business Combination: (1) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”) or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (3) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (a “Non-Control Transaction”) or (B) the Business Combination is effected by means of the acquisition of Company Voting Securities from the Company, and a majority of the Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (iii); or
(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would

Exhibit 10.1
occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company’s acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

Notwithstanding anything in this Plan to the contrary, if a Participant’s employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (such a termination of employment an “Anticipatory Termination”), then for all purposes of this Plan, the date immediately prior to the date of such Anticipatory Termination shall be deemed to be the date of a Change in Control for such Participant.
(f) Code means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(g) Committee means the Human Resources and Compensation Committee or such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board consisting of two or more members of the Board each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the New York Stock Exchange listing rules. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.
(h) Common Stock means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.
(i) Company means Parker-Hannifin Corporation, an Ohio corporation, or any successor corporation.
(j) Detrimental Activity means any conduct or activity, whether or not related to the business of the Company or a Subsidiary, that is determined in individual cases, by the Committee or its express delegate, to be detrimental to the interests of the Company or a Subsidiary, including without limitation (i) the rendering of services to an organization, or engaging in a business, that is, in the judgment of the Committee or its express delegate, in competition with the Company; (ii) the disclosure to anyone outside of the Company, or the use for any purpose other than the Company’s business, of confidential information or material related to the Company, whether acquired by the Participant during or after employment with the Company; (iii) fraud, embezzlement, theft-in-office or other illegal activity; or (iv) a violation of the Company’s Code of Ethics or other policies.
(k) Director means a member of the Board.
(l) Disability, except as provided in Section 15(d), has the same meaning as provided under the applicable Long-term Disability Plan, or other Company policy.
(m) Dividend Equivalent Right means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a cash payment or a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant. Notwithstanding the foregoing, no Dividend Equivalent Rights shall be granted with respect to any Option or SAR.

Exhibit 10.1
(n) Employee means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of the Company or any of its Subsidiaries. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency may subsequently make a contrary determination as to such individual’s status as an Employee.

(o) Exchange Act means the Securities Exchange Act of 1934, as amended, and any applicable regulations promulgated thereunder.
(p) Fair Market Value means, as of any date, the value of a share of Common Stock or other property as determined by the Committee, in its discretion; provided, however, that the Fair Market Value as established by the Committee from time to time shall be determined in accordance with applicable laws and regulations (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A), and such determination shall be conclusive and binding for all purposes.
(q) Good Reason means, without a Participant’s express written consent, the occurrence of any of the following events after a Change in Control:
(i) the assignment to the Participant of any duties inconsistent in any adverse respect with the Participant’s position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control; or
(ii) an adverse change in the Participant’s reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control; or
(iii) any removal or involuntary termination of the Participant from the Company other than as expressly permitted by this Plan or any failure to re-elect the Participant to any position with the Company held by the Participant immediately prior to such Change in Control; or
(iv) a reduction by the Company in the Participant’s rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter; or
(v) any requirement of the Company that the Participant (A) be based anywhere more than twenty-five (25) miles from the facility where the Participant is located at the time of the Change in Control or (B) travel on Company business to an extent substantially more burdensome than the travel obligations of the Participant immediately prior to such Change in Control; or
(vi) the failure of the Company to (A) continue in effect any employee benefit plan or compensation plan in which the Participant is participating immediately prior to such Change in Control, or the taking of any action by the Company which would adversely affect the Participant’s participation in or reduce the Participant’s benefits under any such plan (including the failure to provide the Participant with a level of discretionary incentive award grants consistent with the Company’s grants of such awards to the Participant during the three-Year period immediately prior to the Change in Control), (B) provide the Participant and the Participant’s dependents with welfare benefits (including, without limitation, medical, prescription, dental,

Exhibit 10.1
disability, salary continuance, employee life, group life, accidental death and dismemberment and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs and policies of the Company and the Affiliated Group in effect for the Participant immediately prior to such Change in Control, (C) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and the Affiliated Group in effect for the Participant immediately prior to such Change in Control, or (D) provide the Participant with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and the Affiliated Group as in effect for the Participant immediately prior to such Change in Control, unless in the case of any violation of (A), (B) or (C) above, the Participant is permitted to participate in other plans, programs or arrangements which provide the Participant (and, if applicable, the Participant’s dependents) with no less favorable benefits at no greater cost to the Participant; or

(vii) the failure of the Company to obtain an agreement from any successor to the Company to assume and agree to perform the obligations under the Plan in the same manner and to the same extent that the Company would be required to perform, except where such assumption occurs by operation of law.
Any event or condition described in Sections 2(q)(i) through (vi) which occurs prior to a Change in Control, but was at the request of a third party, shall constitute Good Reason following a Change in Control for purposes of this Plan (as if a Change in Control had occurred immediately prior to the occurrence of such event or condition) notwithstanding that it occurred prior to the Change in Control. For purposes of this Plan, any good faith determination of Good Reason made by a Participant shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by a Participant shall not constitute Good Reason. The Participant’s right to terminate employment for Good Reason shall not be affected by the Participant’s incapacitation due to mental or physical illness and the Participant’s continued employment shall not constitute consent to or a waiver of rights with respect to any event or condition constituting Good Reason. The Participant must provide notice of termination within ninety (90) days of his knowledge of an event or condition constituting Good Reason under the Plan. A transaction which results in the Company no longer being a publicly traded entity shall not in and of itself be treated as Good Reason unless and until one of the events or conditions set forth in Sections 2(q)(i) through (vii) occurs.
(r) Grant Date means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Grant Date shall not be earlier than the date of the resolution and action therein by the Committee.
(s) Grant Date Fair Market Value means, as of any date, the value of a share of Common Stock determined as follows: (i) the closing sale price per share of Common Stock as reported on the New York Stock Exchange—Composite Transactions or the principal exchange on which shares are then trading, if any, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; and (ii) in the absence of such markets for the shares of Common Stock, the Grant Date Fair Market Value shall be determined by the Committee in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A), and such determination shall be final, conclusive and binding for all purposes.

Exhibit 10.1
(t) Incentive Stock Option means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code and that meets the requirements thereof.
(u) Insider Trading Policy means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(v) Net-Exercise means a procedure by which the Participant will be issued a number of whole shares of Stock upon the exercise of an Option or SAR determined in accordance with the following formula:
N = X(A-B)/A, where:
N = the number of shares of Common Stock to be issued to the Participant upon exercise;
X = the total number of shares with respect to which the Participant has elected to exercise;
A = the Fair Market Value of one (1) share of Common Stock determined on the exercise date; and
B = the exercise price per share (as defined in the Participant’s Award Agreement).
(w) Nonstatutory Stock Option means any Option awarded under this plan that is not specifically designated as an Incentive Stock Option (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.
(x) Officer means any person designated by the Board as an officer of the Company.
(y) Option means a right granted under Section 6 to purchase Common Stock pursuant to the terms and conditions of the Plan. Options may be either Nonstatutory Stock Options or Incentive Stock Options.
(z) Participant means any eligible person who has been granted one or more Awards.
(aa) Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.
(bb) Performance Bonus Plan means the Parker-Hannifin Corporation 2015 Performance Bonus Plan, as the same may be amended from time to time, or any successor thereto.
(cc) Performance Goals mean the measurable performance objective or objectives established by the Committee pursuant to this Plan, including, for an Award intended to qualify for the Performance-Based Exception, any “Management Objectives” (as such term is defined in the Performance Bonus Plan) established for such Award pursuant to the Performance Bonus Plan.
(dd) Qualifying Termination means a Participant’s separation from service (within the meaning of Treasury Regulation § 1.409A-1(h)) that: (i) follows a Change in Control and (ii) occurs either (a) by the Company other than for Cause or (b) by the Participant for Good Reason.
(ee) Restricted Stock Award means an Award granted pursuant to Section 8, other than an Unrestricted Stock Award granted pursuant to Section 8.4.
(ff) Restricted Stock Unit means a right granted to a Participant pursuant to Section 9 to receive a share of Common Stock on a date determined in

Exhibit 10.1
accordance with the provisions of such Section and the Participant’s Award Agreement.
(gg) Retirement shall have the meaning set forth in the applicable Award Agreement.
(hh) Section 409A means Section 409A of the Code.
(ii) Securities Act means the Securities Act of 1933, as amended, and any applicable regulations promulgated thereunder.
(jj) Service means, except as provided in Section 15, a Participant’s employment or service with the Company and its Subsidiaries, whether in the capacity of an Employee or a Director. A Participant’s service for purposes of this Plan is deemed to have terminated in accordance with the Company’s policies on termination as may be in effect from time to time. The Company, in its sole discretion, shall determine whether a Participant’s Service has terminated and the effective date of, and reason for, such termination.
(kk) Stock Appreciation Right (or “SAR”) means an Award granted under Section 7.
(ll) Subsidiary means a corporation, company or other entity (i) at least fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but at least fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant eligible for a grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning given to such term in Section 424(f) of the Code.
(mm) Substitute Awards means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.
(nn) Ten Percent Shareholder means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company (or, as applicable, of any “parent” or “subsidiary” as defined in Sections 424(e) and (f) of the Code) within the meaning of Section 422 of the Code.
(oo) Unrestricted Stock Award means an Award granted pursuant to Section 8.4.
(pp) Vesting Conditions mean those conditions established by the Award Agreement in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.
2.2 Construction. Captions and titles contained in this Plan are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. The terms “or” and “including” are not intended to be exclusive or limiting, respectively, unless the context clearly requires otherwise.

Exhibit 10.1
3. ADMINISTRATION.
3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all Participants and other persons having an interest in the Plan or such Award. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.
3.2 Authority of the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.2) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
3.3 Authority of Officers. Notwithstanding the above, the Board or Committee may, by resolution, expressly delegate to a special committee, consisting of one or more Directors or Officers, the authority, within specified parameters established by the Board or Committee, to: (i) designate Employees to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an Officer may not be made with respect to the grant of Awards to Employees who are subject to Section 16(a) of the Exchange Act on the Grant Date, or who as of the Grant Date are reasonably anticipated to become “covered employees” within the meaning of Section 162(m) of the Code during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board or Committee, as applicable, and such delegates shall report regularly to the Board or Committee, as applicable, regarding the delegated duties and responsibilities and any Awards so granted.
3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan and the Committee charter, the Committee (or its delegate) shall have the full and final power and authority, in its discretion:
(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Common Stock to be subject to each Award;
(b) to determine the type of Award granted;
(c) to determine the Fair Market Value of shares of Common Stock or other property;
(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation: (i) except for the procedures set forth herein relating to Options and SARs, the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Common Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and

Exhibit 10.1
restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Common Stock, cash, or in any combination thereof;
(f) to approve one or more forms of Award Agreement;
(g) subject to the limitations of Section 18.3, to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof;
(h) to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service;
(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;
(j) to settle all disputes or controversies regarding the Plan and Awards granted under the Plan;
(k) to amend the Plan, or any Award or Award Agreement granted under the Plan, in any respect that the Committee deems necessary or advisable to address or correct any administrative or compliance failure or potential failure, including in order to bring the Plan or any Awards granted under the plan in compliance with Section 409A.
(l) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law;
(m) to adopt such procedures or sub-plans as are necessary or appropriate for participation in the Plan by Employees or Directors who are foreign nationals or employed outside of the United States;
(n) generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan; and
(o) to delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not cause the Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3 or violate any independence standard contained in the New York Stock Exchange listing requirements.
3.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as Officers or Employees of the Company and its Subsidiaries, members of the Board or the Committee and any officers or employees of the Company and its Subsidiaries to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by

Exhibit 10.1
independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4. SHARES SUBJECT TO PLAN.
4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, effective October 23, 2019, the maximum aggregate number of shares of Common Stock that will have been authorized for issuance pursuant to Awards under the Plan shall be 23,800,000 (consisting of 16,000,000 shares that were approved by shareholders in 2016 and 7,800,000 shares to be approved in 2019) shares of Common Stock, which shall consist of authorized but unissued or reacquired shares of Common Stock or any combination thereof.
4.2 Share Counting. Each share of Common Stock delivered pursuant to a Stock Option or Stock Appreciation Right, and each share of Common Stock delivered pursuant to a Restricted Stock Award, Restricted Stock Unit or Dividend Equivalent Right with a per share purchase price equal to at least 100% of the Fair Market Value on the Grant Date, shall be counted against the share limit set forth in Section 4.1 as one (1) share for every one (1) share of Common Stock subject thereto. Each share of Common Stock delivered pursuant to a Restricted Stock Award, Unrestricted Stock Award, Restricted Stock Unit or Dividend Equivalent Right with a per share or per unit purchase price of less than 100% of the Fair Market Value on the Grant Date (a “Full Value Award”) shall be counted against the share limit set forth in Section 4.1 as 4.07 shares for every one (1) share of Common Stock subject thereto. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Common Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Common Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Common Stock shall again be available for issuance under the Plan, provided that with respect to any Full Value Award, the number of shares of Common Stock becoming available for issuance under the Plan pursuant to this sentence shall be 4.07 shares of Common Stock for each share of Common Stock so terminated, canceled, forfeited or repurchased. Shares of Common Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Notwithstanding the foregoing, the following shares of Common Stock shall not extend or increase the maximum share limit contained in Section 4.1: (i) shares tendered in payment of the exercise price of a stock option, (ii) shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and (iii) shares that are repurchased by the Company with Option proceeds. Moreover, all shares of Common Stock covered by a SAR, to the extent that it is exercised and settled in shares, or any Option subject to a Net-Exercise shall be considered delivered pursuant to the Plan, whether or not shares are actually delivered to the Participant upon exercise of the right. Shares of Common Stock delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the shares of Common Stock available for Awards under the Plan and will not count against the Plan limit as set forth in Section 4.1 to the extent that the rules and regulations of any stock exchange or other trading market on which the shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

Exhibit 10.1
4.3 Adjustments for Changes in Capital Structure. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R as amended from time to time, or any successor financial standard regime that may be applicable to the Company), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of shares of Common Stock specified in Section 4.1 and the sub-limits specified in Sections 6, 7, 8 and 9 of the Plan, and with respect to outstanding Awards, in the number and kind of shares of Common Stock subject to outstanding Awards, the exercise price, grant price or other price of shares of Common Stock subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of shares of Common Stock subject to any Award shall always be rounded down to a whole number and the exercise price or grant price shall always be rounded up to the nearest whole cent. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 4.3 that would: (i) cause an Award that is otherwise exempt from Section 409A to become subject to Section 409A, (ii) cause an Award that is subject to Section 409A to fail to satisfy the requirements of Section 409A, or (iii) cause an award that is intended to qualify for the Performance-Based Exception to fail to qualify for the Performance-Based Exception. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on Participants and other persons having an interest in the Plan or an Award under the Plan.
5. ELIGIBILITY AND LIMITATIONS.
5.1 Persons Eligible for Awards; Annual Limitations. Awards may be granted only to Employees and Directors. No non-employee Director may be granted Awards for more than ten thousand (10,000) Shares of Common Stock within a year.
5.2 Participation in Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award. Notwithstanding the foregoing provisions of this Section 5, eligible Participants who are service providers to a Subsidiary may be granted Options or Stock Appreciation Rights under this Plan provided that the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of Section 409A.
6. OPTIONS. Options shall be evidenced by Award Agreements specifying the number of Shares of Common Stock covered by the Award Agreement, in such form as the Committee shall from time to time establish. The Award Agreement for any Incentive Stock Options granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to comply with Section 422 of the Code. An Option may be granted to an eligible Employee as a separate Award. Notwithstanding the foregoing, Incentive Stock Options may be granted only to eligible Participants who are Employees of the Company (or a “parent” or “subsidiary” as defined in Sections 422(e) and (f) of the Code). No Participant may be granted Options for more than one million (1,000,000) Shares of Common Stock within a three (3) year period. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

Exhibit 10.1
6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that the exercise price per Share of Common Stock shall not be less than one hundred percent (100%) of the Grant Date Fair Market Value. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise price per share of Common Stock shall not be less than one hundred ten percent (110%) of the Grant Date Fair Market Value.
6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, Vesting Conditions and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Incentive Stock Option shall not be exercised after the expiration of five (5) years after the date of grant of such Incentive Stock Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted under this Plan shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3 Payment of Exercise Price.
(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Common Stock being purchased pursuant to any Option shall be made: (i) in cash or by check or cash equivalent, (ii) subject to Section 6.3(b)(i), by tender to the Company, or attestation to the ownership, of shares of Common Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) subject to Section 6.3(b)(ii), by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b) Limitations on Forms of Consideration.
(i) Tender of Common Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Common Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Common Stock.
(ii) Cashless Exercise. The Cashless Exercise program is available only if, at the time of exercise, the offer and sale of shares of Common Stock pursuant to the Plan is registered on a then effective registration statement on Form S-8 under the Securities Act. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified

Exhibit 10.1
by the Company notwithstanding that such program or procedures may be available to other Participants.
6.4 Minimum Vesting Requirement. Options may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions, or Performance Goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award; provided, however, that in no event shall any issuance of Options under the Plan be subject to a Service vesting requirement of less than one (1) year. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any Options granted under the Plan.
6.5 Effect of Termination of Service. Subject to earlier termination of the Option as otherwise provided in this Plan or the terms of the Award Agreement and unless otherwise provided by the Committee or in the Award Agreement, the Participant’s termination of Service shall operate to terminate the Option.
6.6 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in the Award Agreement is prevented by the provisions of Section 14, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than ten (10) years after the effective date of grant of such Option.
6.7 Certain Provisions Regarding Incentive Stock Options. Notwithstanding anything in this Section 6 to the contrary, Stock Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options, and shall instead be treated as Nonqualified Stock Options, to the extent that either: (i) the aggregate Fair Market Value of Common Stock (determined as of the Grant Date) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).
7. STOCK APPRECIATION RIGHT AWARDS. SARs shall be evidenced by Award Agreements specifying the number of shares of Common Stock covered by the Award Agreement, in such form as the Committee shall from time to time establish. A SAR may be granted to an eligible Employee as a separate Award. No Participant may be granted SARs for more than one million (1,000,000) shares of Common Stock in any three (3) year period.
7.1 Grant Price. The grant price for each SAR shall be established in the discretion of the Committee; provided, however, that the grant price per share for a SAR shall be not less than one hundred percent (100%) of the Grant Date Fair Market Value.
7.2 Settlement of SARs. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price; by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. The payment upon the SAR exercise shall be in cash, shares of Common Stock of equivalent value, or in some combination thereof, as determined by the Committee in its sole discretion. The determination of the Committee with respect to the form of payout of SARs shall be set forth in the Award Agreement pertaining to the grant of the Award.

Exhibit 10.1
7.3 Exercisability and Term of SARs. SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, Vesting Conditions and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR. Subject to the foregoing, unless otherwise specified by the Committee in the grant of a SAR, any SAR granted under this Plan shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4 Minimum Vesting Requirement. SARs may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions, or Performance Goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award; provided, however, that in no event shall any issuance of SARs under the Plan be subject to a Service vesting requirement of less than one (1) year. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any SARs granted under the Plan.
7.5 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided in this Plan or the terms of the Award Agreement and unless otherwise provided by the Committee or in the Award Agreement, the Participant’s termination of Service shall operate to terminate the SAR.
7.6 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of a SAR within the applicable time periods set forth in the Award Agreement is prevented by the provisions of Section 14, the SAR shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than ten (10) years after the effective date of grant of such SAR.
8. RESTRICTED AND UNRESTRICTED STOCK AWARDS. The Committee, at any time and from time to time, may grant or sell Restricted Stock Awards and Unrestricted Stock Awards to Participants in such number as the Committee shall determine. Each grant or sale of a Restricted Stock Award or an Unrestricted Stock Award shall be evidenced by an Award Agreement and shall be subject to the following provisions:
8.1 Grant of Restricted Stock Award. Each grant or sale of a Restricted Stock Award or an Unrestricted Stock Award shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer as provided in this Section 8. A Restricted Stock Award or an Unrestricted Stock Award may be granted to an eligible Employee as a separate Award. No Participant may be granted Restricted Stock Awards or Unrestricted Stock Awards for more than one million (1,000,000) shares of Common Stock within a three (3) year period. Further, no Restricted Stock Award or Unrestricted Stock Award intended to qualify for the Performance-Based Exception shall exceed the applicable limitations set out in the Performance Bonus Plan. Restricted Stock Awards and Unrestricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals.
8.2 Purchase Price. Each such grant or sale may be made without additional consideration or in consideration of a purchase price payment by such Participant that is greater than, less than or equal to the Fair Market Value at the Grant Date. Any payment of purchase price for Common Stock being purchased pursuant to any Restricted Stock Award or Unrestricted
Stock Award shall be made: (a) in cash or by check or cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

Exhibit 10.1
8.3 Vesting and Restrictions on Transfer. Shares of Common Stock issued pursuant to any Restricted Stock Award may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award; provided, however, that in no event shall any issuance of Restricted Stock Awards under the Plan be subject to a Service vesting requirement of less than one (1) year. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock Award granted under the Plan. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in Section 12. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Common Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.4 Unrestricted Stock Awards under LTIP Program. Notwithstanding any provisions of Section 8 above, Unrestricted Stock Awards may be granted to Participants under the Plan, free of any Vesting Conditions, upon completion of the applicable performance period pursuant to a performance based incentive program having a performance period of not less than 12 months.
8.5 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.6 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a shareholder of the Company holding shares of Common Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made. Notwithstanding the foregoing, dividends or other distributions with respect to any Restricted Stock Award that vests based on the achievement of Performance Goals shall be accumulated until such Award is earned, and such dividends or other distributions shall not be paid if such Performance Goals are not satisfied.
8.6 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to Restricted Stock Awards which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

Exhibit 10.1
9. RESTRICTED STOCK UNITS. Restricted Stock Units shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Restricted Stock Units may be granted to an eligible Employee as a separate Award. No Participant may be granted Restricted Stock Units for more than one million (1,000,000) shares of Common Stock within a three (3) year period. Further, no Award of Restricted Stock Units intended to qualify for the Performance-Based Exception shall exceed the applicable limitations set out in of the Performance Bonus Plan. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals.
9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving Restricted Stock Units, the consideration for which shall be services actually rendered to (or for the benefit of) the Company or a Subsidiary. Notwithstanding the foregoing, if required by applicable state corporate law, or if deemed necessary or appropriate by the Committee to ensure that taxation of the Restricted Stock Units does not occur until receipt of the Common Stock by the Participant, or, at the discretion of the Committee, to avoid other undesirable tax consequences to the Participant, the Participant shall furnish consideration in the form of cash or past services rendered to (or for the benefit of) the Company or a Subsidiary having a value not less than the par value of the shares of Common Stock issued upon settlement of the Award of Restricted Stock Units.
9.3 Vesting. Restricted Stock Unit may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award; provided, however, that in no event shall any issuance of Restricted Stock Units under the Plan be subject to a Service vesting requirement of less than one (1) year. Notwithstanding the foregoing, the Committee may, in its discretion, accelerate the vesting of any Restricted Stock Units granted under the Plan. The Committee, in its discretion, may provide in any Award Agreement evidencing an Award of Restricted Stock Units that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of: (a) the next trading day on which the sale of such shares would not violate the Insider Trading Policy; or (b) the later of: (i) the last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.
9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Units that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend
Equivalent Rights, if any, may be paid in cash or by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock, as provided in the Award Agreement. In the event that the Dividend Equivalent Rights are credited to the Participant, the number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing: (a) the amount

Exhibit 10.1
of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Award. In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Units so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award. Notwithstanding the foregoing, any Dividend Equivalent Rights with respect to any Restricted Stock Units that vest based on the achievement of Performance Goals shall be accumulated until such Restricted Stock Units are earned, and such dividends or other distributions shall not be paid if such Performance Goals are not satisfied.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6 Settlement of Restricted Stock Units. The Company shall issue to the Participant on the date on which Restricted Stock Units subject to the Participant’s Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Common Stock (or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, under procedures established by the Committee consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement for settlement of any Restricted Stock Units by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section.
10. DETRIMENTAL ACTIVITY. The Committee may cancel any unexpired, unpaid or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with the terms of an Award Agreement or if the Participant engages in Detrimental Activity. The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge that he or she is in compliance with all applicable provisions of the Plan and of any Award Agreement and has not engaged in any Detrimental Activity. Any Award Agreement may provide that if a Participant, either during employment by the Company or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Committee shall so find, forthwith upon notice of such finding, the Participant shall:

Exhibit 10.1
(a) return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all shares of Common Stock that the Participant has not disposed of that were issued pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and
(b) with respect to any shares of Common Stock so acquired that the Participant has disposed of, pay to the Company in cash the difference between:
(i) any amount actually paid therefore by the Participant pursuant to this Plan; and
(ii) the Fair Market Value of such share of Common Stock on the date of such acquisition.
To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company to the Participant, whether as wages, deferred compensation (to the extent permitted by Section 409A) or vacation pay or in the form of any other benefit or for any other reason.
11. STANDARD FORMS OF AWARD AGREEMENTS.
11.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.
11.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
12. CHANGE IN CONTROL. Subject to the requirements and limitations of Section 409A and Section 15, if applicable, the Committee may provide for any one or more of the following:
12.1 Accelerated Vesting. The Committee may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.
12.2 Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in shares of Common Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Common Stock subject to the Award

Exhibit 10.1
immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Common Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Common Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Common Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Common Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Except as otherwise provided by the Committee or in the applicable Award Agreement, any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
12.3 Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Common Stock subject to such canceled Award in: (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Common Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
12.4 Section 409A. Notwithstanding any provision of this Plan to the contrary, and except as otherwise provided in the Award Agreement, if: (i) an Award is considered a “deferral of compensation” (within the meaning of Section 409A), (ii) the Award becomes vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control, and (iii) either such Change in Control is not treated as a “change in ownership” of the Company, a “change in the effective control” of the Company or a “change in the effective ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A) or payment of the Award is not otherwise permitted upon the Change in Control under Section 409A without the imposition of taxes and penalties, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control, payment will be made, to the extent necessary to comply with the provisions of Section 409A, to the Participant on the earliest of: (A) the Participant’s “separation from service” with the Company (as defined in Section 15(b)), provided that if the Participant is a “specified employee” (determined pursuant to the

Exhibit 10.1
Company’s policy for determining specified employees in accordance with Section 409A), the payment date shall be the first day of the seventh (7th) month after the date of the Participant’s separation from service; (B) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A); or (C) the Participant’s death.
13. TAX WITHHOLDING.
13.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company and its Subsidiaries with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Common Stock, to release shares of Common Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the required tax withholding obligations have been satisfied by the Participant.
13.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Common Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Common Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company and its Subsidiaries. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.
14. COMPLIANCE WITH SECURITIES LAW. The grant of Awards and the issuance of shares of Common Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless: (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Common Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15. COMPLIANCE WITH SECTION 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section):

Exhibit 10.1
(a) An Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A upon a Participant;
(b) If an Award is subject to Section 409A, no distribution or payment of any amount as a result of the Participant’s Retirement or other termination of Service (other than termination due to the Participant’s death) shall be made before the date of the participant’s “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h), provided that in applying Treasury Regulation § 1.409A-1(h)(1)(ii), a separation from service shall be deemed to occur if the Company and the Participant reasonably anticipate that the level of bona fide services the Participant will perform after a certain date (whether as an employee or as an independent contractor) will permanently decrease to less than 50% of the average level of bona fide services performed by the Participant (whether as an employee or as an independent contractor) over the immediately preceding 36-month period (or the full period of services, if the Participant has been providing services for less than 36 months), and further provided that, in the event of a disposition of assets by the Company to an unrelated person, the Company reserves the discretion to specify (in accordance with Treasury Regulation § 1.409A-1(h)(4)) whether a Participant who would otherwise experience a separation from service with the Company as part of the disposition of assets will be considered to experience a separation from service for purposes of Treasury Regulation § 1.409A-1(h);
(c) If an Award is subject to Section 409A, and if the Participant holding the award is a “specified employee” (determined pursuant to the Company’s policy for determining specified employees in accordance with Section 409A), no distribution or payment of any amount as a result of the Participant’s “separation from service” (as defined in Section 15(b) above) shall be made before the first day of the seventh month following the date of such Participant’s separation from service or, if earlier, the date of the Participant’s death;
(d) To the extent necessary to comply with Section 409A, the term “Disability” shall have the meaning set out in Treasury Regulation § 1.409A-3(i)(4); and
(e) To the extent necessary to comply with Section 409A, the term “Change in Control” shall mean a Change in Control that is also a “change in the ownership”, a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, within the meaning of Section 409A.
16. TRANSFERABILITY OF AWARDS.
(a) Except as otherwise determined by the Board or the Committee pursuant to the provisions of Section 16(c), no Award or Dividend Equivalent Rights paid with respect to Awards made under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of the Company as the Board or the Committee may determine; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive shares of Common Stock or other property issued under such Award. Except as otherwise determined by the Committee, Options and SARs will be exercisable during a Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

Exhibit 10.1
(b) The Committee may specify at the Grant Date that part or all of the shares of Common Stock that are: (i) to be issued or transferred by the Company upon the exercise of Options or SARs, upon the termination of the period of restriction applicable to Restricted Stock Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 8 of this Plan, will be subject to further restrictions on transfer.
(c) Notwithstanding Section 16(a), the Board or the Committee may determine that Awards may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.
17. AMENDMENT OR TERMINATION OF PLAN. The Committee may amend, suspend or terminate the Plan at any time. Notwithstanding the foregoing, the Plan may not be amended, suspended or terminated in a manner that would (i) result in the imposition of an additional tax under Section 409A upon a Participant, or (ii) cause an Award that is intended to qualify for the Performance-Based Exception to fail to qualify for the Performance-Based Exception. Moreover, without the approval of the Company’s shareholders, there shall be no amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Common Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A and all applicable guidance promulgated thereunder.
18. MISCELLANEOUS PROVISIONS.
18.1 Compliance with Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Committee may not take any action that would cause an Award that is intended to qualify for the Performance-Based Exception to fail to qualify for the Performance-Based Exception.
18.2 Repurchase Rights. Shares of Common Stock issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Common Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
18.3 Re-Pricing. Except for adjustments made pursuant to Section 4.3, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option or SAR to reduce the exercise price or grant price, respectively. No Option or SAR will be cancelled and replaced with awards

Exhibit 10.1
having a lower exercise price or grant price, respectively, or for another Award, or for cash (other than as provided in Section 12) without further approval of the shareholders of the Company, except as provided in Section 4.3. This Section 18.3 is intended to prohibit the repricing of “underwater” Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4.3 of this Plan.

18.4 Forfeiture Events.
(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service due to the Participant’s conduct constituting a Detrimental Activity. All Awards are subject to reduction, cancellation, forfeiture, or recoupment, in the Committee’s discretion as contemplated and provided under the Company’s claw-back policy, as established by the Committee, or the Board, as it now exists, or as it may be amended from time to time.
(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.
18.5 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.
18.6 Rights as Employee or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or Director or interfere with or limit in any way any right of the Company or a Subsidiary to terminate the Participant’s Service at any time. To the extent that an Employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
18.7 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.
18.8 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Common Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of

Exhibit 10.1
Common Stock credited to the account of the Participant, (b) by depositing such shares of Common Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Common Stock to the Participant in certificate form.
18.9 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
18.10 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Common Stock or cash paid pursuant to such Awards shall be included as compensation for purposes of computing the benefits payable to any Participant under any retirement plan (qualified or non-qualified) or welfare benefit plan of the Company or any Subsidiary unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.
18.11 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
18.12 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or any Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or any Subsidiary to take any action which such entity deems to be necessary or appropriate.
18.13 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. Neither the Company nor any Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Company or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or any Subsidiary. The Participants shall have no claim against the Company or any Subsidiary for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
18.14 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Ohio, without regard to its conflict of law rules.
18.15 Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted under this Plan for grants or awards held by employees of a company or entity who become employees of the Company or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the

Exhibit 10.1
contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.
18.16 Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.